                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 1, 1999



                       Commission file number:   333-41939
                                               --------------
                            STELLEX INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)





            Delaware                                   13-3971931
(State or Other Jurisdiction of            (IRS Employer Identification No.)
 Incorporation or Organization)


                           1430 Broadway, 13th Floor
                            New York, New York 10018
                                 (212) 391-1392
               (address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)


                                      None

         (Former name or former address, if changed since last report.)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

        On March 1, 1999, Stellex Industries, Inc. ("Stellex") acquired all of the outstanding stock of Phoenix Microwave Corporation ("Phoenix"), a leading supplier of RF and microwave components, of Telford, Pennsylvania. Stellex's acquisition of Phoenix was effected pursuant to Stock Purchase Agreement by and between PMC Acquisition Corporation, Phoenix Microwave Corporation, Constantinos Kamnitsis, as Representative, and The Persons Listed on Exhibit A, dated March 1, 1999 (see Form 8-K Exhibit 2.1). Phoenix will operate together with Stellex Microwave Systems, Inc. in the RF/microwave component and sub-assembly market supplying commercial, wireless, military and space applications. Stellex will continue to manufacture in Phoenix Microwave's existing facility in Pennsylvania.

        The aggregate purchase price for the acquisition of Phoenix, determined through negotiations between Stellex and the Shareholders, was $14.0 million plus up to an additional $1.0 million payable in early 2000 contingent on cash flow performance criteria. The acquisition was financed with an Acquisition Term Loan drawn under the Amended and Restated Credit Agreement dated as of May 29, 1998 (as amended, supplemented or modified from time to time), among Stellex Industries, Inc., the financial institutions from time to time party thereto, Societe Generale, as Administrative Agent, and First Union Commercial Corporation, as Collateral Agent.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         Attached are the financial statements required by Item 7 of Form 8-K for Phoenix Microwave Corporation:

         (1) Phoenix Microwave Corporation audited financial statements as of and for the years ended May 31, 1998 and 1997

         (2) Phoenix Microwave Corporation interim unaudited financial statements as of and for the seven months ended December 31, 1998

(b)      Pro Forma Financial Information.

         At the time of the filing of this Report, it is impracticable to provide the pro forma financial statements required by Item 7 of Form 8-K. The required pro forma financial statements will be filed by the Registrant, under cover of Form 8-K/A, as soon as practicable, but not later than May 15, 1999.

(c)      Exhibits.

         2.1 Stock Purchase Agreement by and between PMC Acquisition Corporation, Phoenix Microwave Corporation, Constantinos Kamnitsis, as Representative and The Persons Listed on Exhibit A, dated March 1, 1999.

         99.1 Press Release, dated March 2, 1999, announcing the acquisition of Phoenix Microwave Corporation.

                         PHOENIX MICROWAVE CORPORATION
                                AND SUBSIDIARIES
                             Telford, Pennsylvania

                              FINANCIAL STATEMENTS
                       Years Ended May 31, 1998 and 1997

                         INDEX TO FINANCIAL STATEMENTS

                       Years Ended May 31, 1998 and 1997

                                                                Page Number
                                                                -----------

Independent Auditors' Report                                        F-1

Balance Sheets                                                      F-2

Statements of Income and Retained Earnings                          F-3

Statements of Cash Flows                                            F-4

Notes to Financial Statements                                   F-5 - F-10

                                 August 4, 1998





To the Board of Directors and Shareholders
Phoenix Microwave Corporation and Subsidiaries
Telford, Pennsylvania




                          Independent Auditors' Report
                          ----------------------------

We have audited the accompanying balance sheets of Phoenix Microwave Corporation and its subsidiaries as of May 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Microwave Corporation and Subsidiaries as of May 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/   Baum Smith & Clemens, LLP
-------------------------------
      Baum, Smith & Clemens LLP
      Lansdale, PA

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                                 BALANCE SHEETS

                                                                                                May 31,
                                                                                                -------
                                      ASSETS                                             1998            1997
                                                                                         ----            ----
   Current:
     Cash (Note J).....................................................             $    166,148    $    424,392
     Accounts receivable (Notes A, D, E, F & I)........................                1,545,766       1,196,898
     Inventory (Notes A, B, D & E).....................................                4,342,437       3,219,130
     Prepaid expenses..................................................                   48,243          82,241
     Note receivable - related party (Note F)..........................                   17,824          16,709
     Miscellaneous receivables.........................................                   70,898               -
     Deferred tax benefit (Notes A & G)................................                   84,426          50,006
                                                                                    ------------   -------------
   Total current assets................................................                6,275,742       4,989,376
   Property, plant and equipment, at cost, net of accumulated
     depreciation (Notes A, C, D, E & H)...............................                  709,777         587,781
   Other:
     Note receivable - related party (Note F)..........................                  101,359          50,664
     Prepaid royalties (Note K)........................................                   25,000          25,000
     Capitalized costs, net of amortization (Notes A & K)..............                    4,254           4,684
                                                                                    ------------    -------------
   Total other assets..................................................                  130,613          80,348
                                                                                    ------------    -------------

   Total assets........................................................              $ 7,116,132     $ 5,657,505
                                                                                    ============    ============

                               LIABILITIES
   Current:
     Current maturities of long-term debt (Notes E & H)................             $    250,750    $    234,397
     Notes payable (Note D)............................................                  725,000         645,095
     Accounts payable..................................................                  690,038         737,742
     Accrued expenses..................................................                  253,182         202,583
     Accrued salaries and payroll taxes................................                  533,399         376,514
     Accrued corporate taxes (Note G)..................................                  152,651         207,604
     Customer advance (Note K).........................................                  623,689               -
     Customer deposits.................................................                    4,253           2,904
                                                                                    ------------    -------------
   Total current liabilities...........................................             $  3,232,962    $  2,406,839

   Long-Term:
     Deferred taxes (Notes A & G)......................................                   53,263          36,903
     Long-term debt (Notes E & H)......................................                  394,529         438,705
                                                                                   -------------   -------------
   Total long-term liabilities.........................................                  447,792         475,608
                                                                                   -------------   -------------

   Total liabilities...................................................                3,680,754       2,882,447
                                                                                   -------------    ------------

   Commitments and contingencies (Notes D,F,H & K)                                             -               -

                         STOCKHOLDERS' EQUITY

   Common stock - $.002 par value per share; authorized - 559,375 shares;                  1,124           1,124
     issued & outstanding - 557,708 shares.............................
   Additional paid-in capital..........................................                  545,322         545,322
   Retained earnings...................................................                2,888,932       2,228,612
                                                                                     -----------     -----------

Total stockholders' equity.............................................                3,435,378       2,775,058
                                                                                     -----------     -----------

Total liabilities and stockholders' equity.............................               $7,116,132      $5,657,505
                                                                                    ============    ============

                 See Accompanying Notes to Financial Statements

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                          Years Ended May 31,
                                                                                          -------------------
                                                                                         1998            1997
                                                                                         ----            ----

Net sales (Notes F & I)...........................................................   $13,008,848    $   9,084,612

Cost of sales.....................................................................     8,307,328        5,768,593
                                                                                    -------------    ------------

Gross profit......................................................................     4,701,520        3,316,019
                                                                                    -------------    ------------

Operating expenses:
    Research (Note A).............................................................  $  1,397,006    $     856,494
    Selling.......................................................................     1,007,850          730,031
    General and administrative....................................................     1,269,865          852,849
                                                                                    ------------    -------------
     Total operating expenses.....................................................     3,674,721        2,439,374
                                                                                    ------------    -------------

Operating income..................................................................     1,026,799          876,645
                                                                                    ------------    -------------

Other income (expense):
    Interest income...............................................................         6,973            2,233
    Interest expense..............................................................      (137,585)        (104,489)
    Gain on disposition of fixed asset............................................        14,974                -
                                                                                    ------------    -------------

     Total other expense..........................................................      (115,638)        (102,256)
                                                                                    ------------    -------------

Income taxes (Notes A & G):
    Current.......................................................................       268,901          323,929
    Deferred tax (benefit)........................................................       (18,060)         (11,209)
                                                                                    ------------    -------------
     Total income taxes...........................................................       250,841          312,720
                                                                                    ------------    -------------

Net income........................................................................       660,320          461,669

Retained earnings, beginning......................................................     2,228,612        1,766,943
                                                                                    ------------    -------------

Retained earnings, ending.........................................................     2,888,932        2,228,612
                                                                                    ============    =============

                 See Accompanying Notes to Financial Statements

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS

                                                                                          Years Ended May 31,
                                                                                          -------------------
                                                                                         1998            1997
                                                                                         ----            ----

Cash flows from operating activities:
   Net income.....................................................................   $   660,320     $   461,669
   Adjustments required to reconcile net income to net cash
     provided by operating activities:.............................
       Depreciation and amortization..............................................       189,172         161,632
       Gain on disposition of fixed asset.........................................       (14,974)              -
       Deferred taxes.............................................................       (18,060)        (11,209)
       Changes in assets and liabilities:
          Accounts receivable.....................................................      (348,868)       (279,365)
          Inventory...............................................................    (1,123,307)       (200,153)
          Prepaid expenses........................................................        33,998         (32,354)
          Accounts payable........................................................       (47,704)         55,781
          Accrued expenses........................................................        50,599          28,743
          Accrued salaries and payroll taxes......................................       156,885         131,100
          Accrued corporate taxes.................................................       (54,953)         32,426
          Deferred revenue........................................................       623,689               -
          Customer deposits.......................................................         1,349         (15,511)
                                                                                    ------------     -----------
             Net cash provided by operating activities:...........................       108,146         332,759
                                                                                    ------------     -----------

Cash flows from investing activities:
   Proceeds of property, plant and equipment......................................      (130,380)        (87,596)
   Advances to related party......................................................       (69,663)        (56,680)
   Collections on notes receivable-related party..................................        17,853           9,107
   Miscellaneous loans............................................................       (70,898)              -
                                                                                    ------------     -----------
             Net cash used in investing activities................................      (253,088)       (135,169)
                                                                                    ------------     -----------

Cash flows from financing activities:
   Proceeds from long-term debt...................................................        55,000               -
   Repayments of long-term debt...................................................      (248,207)       (179,116)
   Borrowings on line of credit...................................................        79,905         348,880
                                                                                    ------------     -----------
             Net cash provided (used) by financing activities.....................      (113,302)        169,764
                                                                                    ------------     -----------

Net increase (decrease) in cash...................................................      (258,244)        367,354

Cash, beginning of year...........................................................       424,392          57,038
                                                                                    ------------    ------------

Cash, end of year.................................................................   $   166,148      $  424,392
                                                                                     ===========      ==========

Supplementary Cash Flows Disclosure:
   Interest paid..................................................................   $   135,164      $  105,382
   Income taxes paid..............................................................       323,362         291,503
   Non-cash transactions:
     Equipment acquisitions by direct financing...................................       165,384         126,935
     Issuance of stock in exchange for debt.......................................             -         344,426


                 See Accompanying Notes to Financial Statements

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1998

NOTE A:  ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

         Organization and Nature of Business
         -----------------------------------
         Phoenix Microwave Corporation is a Pennsylvania Corporation, formed in 1987. At its location in Telford, Pennsylvania, the Company manufactures RF/microwave components utilizing state of the art semiconductor products. These components are sold throughout the world.

         Phoenix Microwave, Ltd., a wholly owned subsidiary of Phoenix Microwave Corporation, was incorporated in the state of Delaware in 1996. It serves as a personal holding company, owning 100% of the stock of Phoenix Microwave International, Inc.

         Phoenix Microwave International, Inc., a wholly-owned subsidiary of Phoenix Microwave, Ltd., was incorporated in 1996 in the U. S. Virgin Islands. It is set up as a foreign sales corporation (FSC). The FSC earns commissions from Phoenix Microwave Corporation on certain sales transactions to customers outside the United States. The FSC benefits from favorable income tax treatment on its profit.

         Phoenix Monolithics, Inc., a wholly-owned subsidiary of Phoenix Microwave Corporation, was incorporated in Pennsylvania in 1995. It has been inactive since inception.

         Principles of Consolidation
         ---------------------------
         The financial statements include the accounts of Phoenix Microwave Corporation and its related subsidiaries. Intercompany transactions and balances have been eliminated in the consolidation.

         Accounts Receivable
         -------------------
         It is the policy of the Company to write off doubtful accounts receivable directly to expense when determined uncollectible. No allowance for doubtful accounts has been provided because the receivables are considered fully collectible.

         Inventories
         -----------
         Inventories are valued at cost (first-in, first-out) or market, whichever is lower.

         Property, Plant and Equipment
         -----------------------------
         Property, plant and equipment are stated at cost and depreciation is provided on the straight-line and accelerated bases over the economic lives of the assets. When assets are retired or otherwise disposed of, the cost and related depreciation are removed from the books and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas costs of significant replacements and improvements are capitalized and amortized over the periods benefited.

         Capitalized Costs
         -----------------
         Capitalized costs include fees paid to incorporate the subsidiaries which will be amortized over sixty months. The Company has also capitalized a license fee paid toward a patent, further described in Note L. In 1996, incorporation costs of Phoenix Microwave International, Inc. were capitalized. These costs are being amortized over 60 months under the straight-line method.

         Product Warranties
         ------------------
         Product warranties are accounted for as costs are incurred. No provision is made for warranty service work.

         Research and Development Costs
         ------------------------------
         Research and development costs are charged to income as incurred.

         Retirement Plan
         ---------------
         During the year, the Company started a 401(k) retirement plan. All employees who have attained the age of 21 with at least six months of service are eligible to participate with immediate vesting. Under a matching alternative, the Company's 1998 contribution is $20,683. The Company's 1997 contribution was $14,000.

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                                  MAY 31, 1998

NOTE A:  SUMMARY OF ACCOUNTING POLICIES (Continued)

         Income Taxes
         ------------
         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), and vacation, holiday and sick pay recognition. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         Estimates
         ---------
         Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

NOTE B:  INVENTORIES

         Organization and Nature of Business
         -----------------------------------

                                                                   1998              1997
                                                                   ----              ----
          Inventories consisted of:
              Raw materials                                      $ 1,472,151       $ 1,380,344
              Work in process                                      2,323,563         1,476,457
              Finished goods                                         546,723           362,329
                                                                 -----------       -----------
                                                                 $ 4,342,437       $ 3,219,130
                                                                 ===========       ===========

NOTE C:  PROPERTY, PLANT AND EQUIPMENT

         Organization and Nature of Business

         The major classifications and economic lives used in computing depreciation are as follows:

                                                 Method of                                                 Economic
                                               Depreciation            1998              1997               Lives
                                               ------------            ----              ----               -----
          Manufacturing equipment.........    Accelerated/SL        $  567,660        $  493,334           5 years
          Engineering equipment...........    Accelerated/SL           800,344           641,979           5 years
          Furniture and fixtures..........    Accelerated/SL           203,904           174,112         5-7 years
          Leasehold improvements..........    SL                       178,299           178,299       15-32 years
          Vehicle.........................    SL                        54,475            33,914
                                                                  ------------       -----------
                                                                     1,804,682         1,521,638
          Less accumulated depreciation...                           1,094,905           933,857
                                                                    ----------        ----------
                                                                    $  709,777        $  587,781
                                                                    ==========        ==========

         Depreciation expense was $188,742 and $161,202 for 1998 and 1997, respectively.

NOTE D:  NOTES PAYABLE

                                                                                            1998             1997
                                                                                            ----             ----
                   Prime rate line of credit, secured by all presently owned
                   and hereinafter acquired machinery, equipment, inventory,
                   furniture, fixtures, accounts receivable, accounts, cash,
                   instruments, documents, chattel paper, customer lists,
                   general intangibles, accessions and equipment, contract
                   rights, including all collections and proceeds derived
                   therefrom and guaranteed by a real estate partnership owned by the major stockholders. Borrowing is limited to
                   $4,000,000, to be reviewed November 1, 1998...............              $725,000         $645,095
                                                                                           ========         ========

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                                  MAY 31, 1998

NOTE E:  LONG-TERM DEBT
                                                                                            1998             1997
                                                                                            ----             ----
                   7.75% note payable,  secured by a vehicle,  due in monthly installments  of $633  (principal and  interest).  Vehicle
                   was traded-in and note was satisfied......................          $             -   $    11,396
                   7.5%  lease  payable,  secured  by a fax  machine,  due in monthly  installments  of  $96  (principal,  interest  and
                   taxes) to February, 1998..................................                     -              843
                   6% lease payable, secured by equipment, due in monthly
                   installments of $1,671 (principal and interest) to March,
                   1998......................................................                     -           16,014
                   Prime  rate note  payable,  secured by  equipment,  due in monthly  installments of $2,083  (principal) plus interest
                   to July, 1998.............................................                 6,251           31,251
                   5.5% lease payable, secured by equipment, due in monthly
                   installments of $650 (principal, and sales tax) to
                   November, 1998............................................                 3,899           11,696
                   10.8% lease payable,  secured by equipment, due in monthly
                   installments   of  $2,503   (principal  and  interest)  to
                   February, 1999............................................                25,027           52,558
                   10.8% lease payable, secured by equipment, due in monthly
                   installments of $1,092 (principal and interest) to
                   February, 1999............................................                 9,830           22,937
                   10.25% lease payable,  secured by computer equipment,  due in monthly  installments  of $1,468  (principal,  interest
                   and sales tax) to December, 1999..........................                27,883           45,493
                   10.25% lease payable, secured by equipment, due in monthly installments of $3,436 (principal, interest and
                   sales tax) to May, 2000...................................                82,468          123,703
                   Prime rate note payable, secured by all presently owned
                   and hereinafter acquired machinery, equipment, inventory,
                   furniture, fixtures, accounts receivable, accounts, cash,
                   instruments, documents, chattel paper, customer lists,
                   general intangibles, accessions and equipment, contract
                   rights, including all collections and proceeds derived
                   therefrom and guaranteed by a real estate partnership fully owned by the major stock- holders, due in monthly
                   installments of $4,161 (principal) plus interest to June,                104,017          149,785
                   2000......................................................
                   11.00% lease payable, secured by equipment, due in monthly installments of $1,543 (principal and interest)
                   to September, 2000........................................                43,193                -
                   Prime rate note payable, secured by all presently owned
                   and hereinafter acquired machinery, equipment, inventory,
                   furniture, fixtures, accounts receivable, accounts, cash,
                   instruments, documents, chattel paper, customer lists,
                   general intangibles, accessions and equipment, contract
                   rights, including all collections and proceeds derived
                   therefrom and guaranteed by a real estate partnership fully owned by the major stock holders, due in monthly
                   installments of $1,528 (principal) plus interest to
                   January, 2001.............................................                48,889                -

                              PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                                      NOTES TO FINANCIAL STATEMENTS
                                               MAY 31, 1998

NOTE E:  LONG-TERM DEBT (Continued)

                                                                                            1998             1997
                                                                                            ----             ----
                   10.00% lease payable, secured by equipment, due in monthly installments of $2,865 (principal and interest)
                   to May, 2001..............................................               103,130                -
                   8.5% note payable, secured by a vehicle, due in monthly
                   installments of $817(principal and interest) to December,
                   2001......................................................                30,832                -
                   Prime + .75% note payable, secured by all presently owned
                   and hereinafter acquired machinery, equipment, inventory,
                   furniture, fixtures, accounts receivable, accounts,
                   instruments, documents, chattel paper, general intangibles, accessions and equipment, contract rights, including all
                   collections and proceeds derived therefrom, and guaranteed by a real estate partnership fully owned by the major
                   stockholders, due in monthly installments of
                   $3,776 (principal) plus interest to September, 2002.......               195,098          240,410
                                                                                          ---------        ---------
                                                                                            680,517          706,086
                   Less:      Unamortized discount...........................                35,238           32,984
                              Current maturities.............................               250,750          234,397
                                                                                          ---------        ---------
                                                                                           $394,529         $438,705
                                                                                          =========        =========
                  Maturities on long-term debt for the years ending May 31 are:

                               2000                             $219,261
                               2001                              109,740
                               2002                               51,681
                               2003                               13,847
                                                                --------
                                                                $394,529
                                                                ========

NOTE F:  RELATED PARTY

                  The  Company  derived  10  percent  (1998)  and 8 percent
                  (1997) of its sales from one customer who is a distributor and stockholder.

                  As of May 31, 1998, this customer owes the Company $47,673, included in accounts receivable. The Company leases its plant facility from a related partnership. The partnership is owned by four major stockholders. Monthly rental payments are $21,372 plus a proportionate share of common expenses to November 30, 2009. Total rent paid for the years ended May 31, 1998 and 1997 were $243,709 and $196,589, respectively.

                  The Company has notes receivable from this partnership which are reflected in current and other assets. The notes receivable bear interest at 8.5%. The notes receivable had balances of $119,183 and $67,373 at May 31, 1998 and 1997 respectively. Interest of $4,986 and $393 was collected during the years ended May 31, 1998 and 1997 respectively.

NOTE G:  INCOME TAXES
                  The net tax effect was as follows:

                                                                  1998                                     1997
                                                 ------------ ------------- ----------    ----------- --------------- -----------
                                                    Total       Federal          PA          Total       Federal          PA
                   Current                         $268,901     $187,704       $81,197      $323,929     $245,656     $  78,273
                   Deferred tax (benefit)           (18,060)     (13,608)       (4,452)      (11,209)      (8,458)       (2,751)
                                                  ---------   ----------      --------    ----------   -----------   -----------
                   Total income taxes              $250,841     $174,096       $76,745      $312,720     $237,198     $  75,522
                                                   ========     ========       =======      ========     ========     =========

                  The effective income tax rate is different from the expected statutory rate primarily because of life insurance and entertainment expenses which are not deductible for tax purposes.

                  In 1998, research credit of $81,314 was used to reduce federal income tax.

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1998

NOTE H:  LEASES
                  The following is a summary of leased property under capital leases. (Note E)

                                                                   1998              1997
                                                                   ----              ----
                   Engineering equipment                         $ 364,460          $232,227
                   Furniture and fixtures                           83,851            97,823
                                                                ----------        ----------
                                                                   448,311           330,050
                   Less accumulated depreciation                   167,411            92,272
                                                                 ---------        ----------
                                                                  $280,900          $237,778
                                                                  ========          ========

                  Future minimum payments for the above assets at May 31 are as follows:


                         1998                                      $151,885
                         1999                                       106,898
                         2000                                        40,547
                                                                   --------
                         Total minimum lease payments               299,330
                         Less interest                               35,238
                                                                   --------
                         Present value of lease payments            264,092
                         Less current portion                       128,397
                                                                   --------
                         Long-term portion at May 31, 1998         $135,695
                                                                   ========


NOTE I:           MAJOR CUSTOMERS

                  In 1998, the Company provided sales to approximately 219 customers. Approximately 40 percent of the Company's revenues were derived from three major customers with a breakdown of 18, 12 and 10 percent. In 1997, the Company provided sales to approximately 230 customers, of which approximately 33 percent of the Company's revenues were derived from two major customers, with a breakdown of 21 and 12 percent. At May 31, 1998 accounts receivable from the year's major customers represented approximately 16, 3 and 3 percent of year-end accounts receivable.

NOTE J:           CASH
                  The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account. The Company believes it is not exposed to any significant credit risk on cash.

NOTE K:  COMMITMENTS AND CONTINGENCIES

                  The Company has entered into a contract with a customer to produce a certain quantity of parts each month, until the obligation is met, no later then May 31, 2001. The customer has advanced the Company $623,689 toward this contract. The customer has the option to terminate this contract at its discretion and pay the Company for costs incurred plus a profit and fees.

                  In 1995, the Company entered into two license agreements with British Technology Group Limited (BTG), a company organized in the United Kingdom. Under these agreements, BTG grants to Phoenix Microwave Corporation a license granting access to several patents to design, manufacture and patent products serving the telecommunications market. Management believes these products convey strong business potential which will enhance future growth of Phoenix Microwave Corporation. The acquisition of this opportunity offers an increased competitive edge in the technology industry. For these rights, Phoenix Microwave Corporation is required to pay fees and royalties to BTG based upon a percentage of net sales of the product. Advanced royalties of $25,000 are included in prepaid expenses. A license fee of $3,000 is included in capitalized costs. These agreements are for an indefinite period of time. Termination of the agreements may be initiated by either party without financial hardship.

                  The Corporation has signed as surety on debt of a related partnership owned by four major stockholders. The debt is secured by real estate owned by the partnership. At May 31, 1998 the debt totaled $871,497.

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1998
NOTE L:  RECLASSIFICATION
          Certain amounts in the 1997 financial statements were reclassified to conform to 1998 presentation with no impact on income or retained earnings. The reclassification was shifting expenses of $223,100 from materials usage to direct labor.

                        PHOENIX MICROWAVE CORPORATION
                              AND SUBSIDIARIES

                       Unaudited Financial Statements
        as of and for the Seven Month period ended December 31, 1998

                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                                 BALANCE SHEET
                                  (Unaudited)

                                                                                     December 31,
                                                                                     ------------
                                      ASSETS                                             1998
                                      ------                                             ----
   Current:
     Cash..............................................................              $   761,837
     Accounts receivable ..............................................                1,779,035
     Inventory.........................................................                5,728,874
     Prepaid expenses..................................................                   49,380
     Other current assets..............................................                  117,709
                                                                                    ------------
   Total current assets................................................                8,436,835
   Property, plant and equipment, at cost, net of accumulated
     depreciated.......................................................                  812,534
   Other assets........................................................                   82,385
                                                                                    ------------

   Total assets........................................................              $ 9,331,754
                                                                                    ============

                               LIABILITIES
   Current:
     Current maturities of long-term debt..............................             $    250,750
     Accounts payable..................................................                  930,782
     Accrued expenses..................................................                  769,760
     Accrued corporate taxes....................................................         444,240
     Customer advances..........................................................       2,291,894
                                                                                    ------------
   Total current liabilities...........................................                4,687,426

   Long-Term:
     Deferred taxes...............................................................        53,263
     Long-term debt...............................................................        349,203
                                                                                    ------------
   Total long-term liabilities....................................................        402,466
                                                                                     ------------

   Total liabilities..............................................................     5,089,892

   Commitments and contingencies                                                               -

                         STOCKHOLDERS' EQUITY

   Common stock - $.002 par value per share; authorized - 559,375 Shares;                   1,124
     issued & outstanding - 557,708 shares.................................
   Additional paid-in capital.....................................................       545,322
   Retained earnings..............................................................     3,695,416
                                                                                     ------------

Total stockholders' equity........................................................     4,241,862
                                                                                     ------------

Total liabilities and stockholders' equity.............................               $9,331,754
                                                                                     ===========


                 PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                  (Unaudited)

                                                                                    Seven months
                                                                                    ------------
                                                                                        Ended
                                                                                        -----
                                                                                     December 31,
                                                                                     ------------
                                                                                         1998
                                                                                         ----

Net sales.........................................................................   $  8,833,133

Cost of sales.....................................................................      5,480,661
                                                                                    -------------

Gross profit......................................................................      3,352,472
                                                                                    -------------

Operating expenses:
    Research......................................................................        769,782
    Selling.......................................................................        595,236
    General and administrative....................................................        634,380
                                                                                    -------------
     Total operating expenses.....................................................      1,999,398
                                                                                    -------------

Operating income..................................................................      1,353,074
                                                                                    -------------

Other income (expense):
    Interest income...............................................................          5,147
    Interest expense..............................................................        (57,029)
                                                                                    -------------
     Total other expense..........................................................        (51,882)
                                                                                    -------------

Income before income taxes                                                              1,301,192

Total income taxes................................................................        494,708
                                                                                    -------------

Net income........................................................................  $     806,484
                                                                                    =============

               PHOENIX MICROWAVE CORPORATION AND SUBSIDIARIES
                          STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                                                    Seven months
                                                                                    ------------
                                                                                        Ended
                                                                                        -----
                                                                                     December 31,
                                                                                     ------------
                                                                                         1998
                                                                                         ----

Cash flows from operating activities:
   Net income.....................................................................   $   806,484
   Adjustments required to reconcile net income to net cash
     provided by operating activities:.............................
       Depreciation and amortization..............................................       106,400
       Changes in assets and liabilities:
          Accounts receivable.....................................................      (233,269)
          Inventory...............................................................    (1,386,437)
          Prepaid expenses........................................................        (1,137)
          Other current assets....................................................        55,439
          Other assets............................................................        48,228
          Accounts payable........................................................       240,744
          Accrued expenses........................................................       (21,074)
          Accrued corporate taxes.................................................       291,589
          Customer advances.......................................................     1,668,205
                                                                                      ----------
             Net cash provided by operating activities:...........................     1,575,172
                                                                                      ----------

Cash flows from investing activities:
   Purchase of property, plant and equipment......................................      (209,157)
                                                                                        ---------
             Net cash used in investing activities................................      (209,157)

Cash flows from financing activities:
   Repayments of long-term debt...................................................      (770,326)
                                                                                     ------------
             Net cash used in financing activities................................      (770,326)
                                                                                     ------------

Net increase in cash..............................................................       595,689

Cash, beginning of period.........................................................       166,148
                                                                                    ------------

Cash, end of period...............................................................   $   761,837
                                                                                     ===========

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Stellex Industries, Inc.
                                       ------------------------
                                      (Registrant)

Dated:  March 16, 1999                 /s/ William L. Remley
                                       ---------------------
                                       Vice Chairman, President, Chief
                                       Executive Officer, Treasurer and
                                       Director of Stellex Industries, Inc.

                                 EXHIBIT INDEX

2.1 Stock Purchase Agreement by and between PMC Acquisition Corporation, Phoenix Microwave Corporation, Constantinos Kamnitsis, as Representative and The Persons Listed on Exhibit A, dated March 1, 1999

99.1 Press Release, dated March 2, 1999, announcing the acquisition of Phoenix Microwave Corporation.